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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
September 23, 2010 (September 23, 2010)

BREITBURN ENERGY PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33055 (Commission File Number)	74-3169953 (I.R.S. Employer Identification No.)
515 South Flower Street, Suite 4800
Los Angeles, CA 90071
(Address of principal executive office)
(213) 225-5900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure.
On September 23, 2010, BreitBurn Energy Partners L.P. (the “Partnership”) commenced a private offering to eligible purchasers, subject to market and other conditions, of $250 million principal amount of senior unsecured notes due 2020. The Partnership intends to use the net proceeds from the offering to reduce borrowings under its bank credit facility. A copy of the press release announcing the offering is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The notes will be offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. The information contained in this Current Report on Form 8-K, including the exhibits, shall not constitute an offer to sell or the solicitation of an offer to buy the notes nor shall there be any sale of the notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

ITEM 8.01	Other Events.
In connection with the commencement of the notes offering on September 23, 2010, the Partnership is providing the following updated disclosures with respect to the Partnership’s bank credit facility and its undeveloped acreage in Michigan, and updating certain disclosures appearing under the heading “Business — Developed and Undeveloped Acreage” contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009.
     First Amendment to Bank Credit Facility
On September 17, 2010, the Partnership entered into the First Amendment (the “First Amendment”) to the Second Amended and Restated Credit Agreement (the “Credit Agreement”), dated May 7, 2010, with BreitBurn Operating L.P. (“BOLP”), as borrower, and the Partnership and its wholly-owned subsidiaries, as guarantors, for a four-year, $1.5 billion revolving credit facility with Wells Fargo Bank, N.A., as Administrative Agent, Swing Line Lender and Issuing Lender and a syndicate of banks.
The First Amendment includes (1) the consent to the formation of a new wholly owned subsidiary, BreitBurn Collingwood Utica LLC (“Utica”), (2) Utica’s designation as an Unrestricted Entity for purposes of the Credit Agreement and (3) the consent to transfer certain oil and gas properties from BOLP and Terra Energy Company LLC to Utica in Alpina, Antrim, Cheboygan, Crawford, Kalkaska, Montmorency, Otsego, Oscoda, Alcona and Presque Isle Counties, Michigan in the interval defined as being from the top of the Cincinnatian formation down to 100 feet above the top of the Glenwood formation, including the Collingwood Utica Shale. As an Unrestricted Entity, Utica will not be a guarantor of indebtedness under the Credit Agreement.
As previously announced on August 4, 2010, the Partnership has completed a review of its ownership rights in the Collingwood-Utica shale play in Michigan. Based on current delineations of the prospective area, the Partnership has confirmed holdings of more than 120,000 net acres in the Collingwood-Utica shale play in Michigan. Substantially all of this acreage is held by production. The Partnership continues to evaluate the potential of these assets. Utica will hold the Partnership’s ownership rights in the Collingwood-Utica shale play.
The descriptions of the First Amendment set forth above in this Current Report are qualified in their entirety by reference to the First Amendment, which has been filed as Exhibit 10.1 to this Current Report on Form 8-K.

     Developed and Undeveloped Acreage in Michigan
In connection with the Partnership’s review of its ownership rights in the Collingwood-Utica shale play in Michigan, the Partnership determined that its developed and undeveloped acreage in other plays in Michigan that was previously disclosed is incorrect. The Partnership previously disclosed in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009 that as of December 31, 2009, with respect to Michigan, its gross developed acreage was 746,192 and its net developed acreage was 424,820; its gross undeveloped acreage was 120,229 and its net undeveloped acreage was 48,891; and its gross total acreage was 866,421 and its net total acreage was 473,711. Based on a preliminary review of its Michigan acreage, the Partnership believes that the previously disclosed acreage was overstated by approximately 50 percent. The Partnership’s detailed review is ongoing, and the Partnership intends to disclose the corrected acreage for Michigan upon completion of its review. The corrected acreage may be more or less than half of the previously disclosed acreage. Any change to the Partnership’s acreage in Michigan as a result of this review will not affect the reserve, production or financial and accounting information disclosed in the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009. The review will not affect the previously announced over 120,000 net acres held by the Partnership in the prospective Collingwood-Utica shale play in Michigan.

ITEM 9.01	Financial Statements and Exhibits.

10.1	First Amendment dated September 17, 2010 to the Second Amended and Restated Credit Agreement dated May 7, 2010, by and among BreitBurn Operating L.P, as borrower, BreitBurn Energy Partners L.P., as parent guarantor, and Wells Fargo Bank, N.A., as administrative agent.

99.1	Press Release of BreitBurn Energy Partners L.P. dated September 23, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.
	By:	BREITBURN GP, LLC,
its general partner

Dated: September 23, 2010	By:	/s/ Gregory C. Brown
Gregory C. Brown
General Counsel and Executive Vice President

EXHIBIT INDEX

10.1	First Amendment dated September 17, 2010 to the Second Amended and Restated Credit Agreement dated May 7, 2010, by and among BreitBurn Operating L.P, as borrower, BreitBurn Energy Partners L.P., as parent guarantor, and Wells Fargo Bank, N.A., as administrative agent.

99.1	Press Release of BreitBurn Energy Partners L.P. dated September 23, 2010.

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